Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 14, 2026 relating to the financial statements of Suncrete Inc, as of December 31, 2025 and for the period from September 30, 2025 (inception) through December 31, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New Jersey

May 8, 2026